As filed with the Securities and Exchange Commission on September 4, 2007       Registration No. 333-132117
______________________________________________________________________________

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                            ___________________

                     POST-EFFECTIVE AMENDMENT NO.1 TO

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ______________
                                   HANSON PLC
                (Exact name of Registrant as specified in its charter)

      England and Wales                                 Not Applicable
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification Number)

                               Hanson PLC
                            1 Grosvenor Place
                              London SW1X 7JH
                               England, UK
  (Address, including zip code, of registrant's principal executive offices)

                                                            ______________

The Hanson Building Materials America Retirement Savings and Investment Plan
    The 401(k) Retirement Plan of Hanson Building Materials America
                                 ______________

                           (Full title of the plans)

                               HBMA Holdings, Inc.
                              8505 Freeport Parkway
                                   Suite 138
                               Irving, Texas 75063
                            Attention: Michael H. Hyer
                                  (469) 417-1300
(Name, address and telephone number, including area code, of agent for service)

                                    Copies to:

                                  Graham Dransfield
                                       Hanson PLC
                                   1 Grosvenor Place
                                    London SW1X 7JH
                                 +44 (0) 207 259 4114

                       DEREGISTRATION OF SHARES

        Pursuant to the Registration Statement on Form S-8, file no. 333-132117
(the "Registration  Statement"),  which was originally filed on March 1, 2006,
Hanson  PLC,  a public  limited  company  under the laws of England  and Wales
(the  "Registrant")  registered 3,500,000 ordinary shares of £0.10 each
(the "Ordinary  Shares"),  to be offered under the Hanson Building Materials
America Retirement Savings and Investment Plan or the 401(k) Retirement Plan
of Hanson Building Materials America (the "Plans).

         On May 15,  2007,  the  Registrant  and  HeidelbergCement  announced that  they had  reached  agreement  on the  terms of the acquisition  of the entire  issued  and to be issued  share  capital  of the  Registrant  by
HeidelbergCement.  The  acquisition  was implemented by way of a English court approved  procedure known as a scheme of arrangement (the "Scheme of
Arrangement"),  which became effective on August 23, 2007.  Under the terms of the Scheme of  Arrangement,  the Ordinary  Shares were  cancelled  and each holder of Ordinary  Shares of the  Registrant  became  entitled to receive
1100 pence in cash for each Ordinary  Share (or a loan note in certain cases).
As a result of the Scheme of  Arrangement,  the  Registrant  has  terminated all  offerings of its Ordinary  Shares under its existing registration statements (including the Registration Statement).

         In accordance with an undertaking made by the Registrant in the
Registration  Statement to remove from registration,  by means of a post-effective  amendment,  any of the securities  that remain unsold at the termination of the offering,  the Registrant  hereby amends the Registration
Statement to deregister all Ordinary Shares  registered  under the
Registration  Statement that were not sold prior to the date hereof.

                                    SIGNATURES

         Pursuant to the  requirements of the Securities Act, the Registrant certifies that it has reasonable  grounds to believe that it meets all of the requirements  for filing on Form S-8 and has duly caused this  Post-Effective
Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on September 4,
2007.

                                        HANSON PLC

                                         By:      /s/ Graham Dransfield
                                          Name:    Graham Dransfield
                                          Title:   Legal Director
                                                   Attorney in Fact

      Pursuant to the requirements of the Securities Act, the Registrant has caused this  Post-Effective  Amendment No. 1 to the Registration Statement to
be signed by the following persons in the capacities indicated on
September 4, 2007.

   By:   ________*__________
   Name: Alan J. Murray
   Title:  Director and Chief Executive

   By: /s/ Pavi Binning
   Name: Pavi Binning
   Title:  Director and Finance Director

   By: /s/ Graham Dransfield
   Name: Graham Dransfield
   Title:  Director and Legal Director

   Authorized Representative in the United States:

   By: _______*___________
         Michael H. Hyer

   *By: /s/ Graham Dransfield
   Name: Graham Dransfield
   Title:  Attorney in Fact